Consent of Independent Certified Public Accountants

     We have issued our report dated October 10, 2003 accompanying the financial statements of Van Kampen Focus Portfolios, Taxable Income Series 6 as of August 31, 2003, and for the period then ended, contained in this Post-Effective Amendment No. 1 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".


                                        Grant Thornton LLP


Chicago, Illinois
December 24, 2003